SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2004

                                   EPLUS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                   000-28926                      54-1817218
    (State or other       (Commission File Number)            (IRS Employer
    jurisdiction of                                         Identification No.)
    incorporation)

                  400 Herndon Parkway, Herndon, Virginia 20170
          (Address, including zip code, of principal executive office)

                                 (703) 834-5710
                                 --------------

              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

On March 31, 2004, ePlus Technology, inc., a wholly owned subsidiary of ePlus inc., modified the current floor planning agreements with GE Commercial Distribution Finance Corporation ("CDF" - formerly known as Deutsche Financial Services Corporation) that were originally entered into on September 8, 2000. The changes to the agreements included the reduction of the floor interest rate charged to a rate based on the prime rate but no less than a prime rate of 5.25%; the ability to have CDF provide a total inventory floorplan credit facility limit of up to $33,000,000, provided that at no time will the combined outstanding inventory floorplan facility and the accounts receivable facility exceed this total amount; the allowance of up to a maximum of $4,000,000 of defined intercompany lease receivables; a reduction in the unused line fee rate; and an increase in the minimum tangible net worth provision from $4,500,000 to $14,050,000; and a change in the ratio of debt minus subordinated debt to tangible net worth and subordinated debt of not more than 3.0 to 1.0 to 6.5 to 1.0, which reflects the effects of the consolidating mergers of ePlus Technology of PA, inc. and ePlus Technology of NC, inc. into ePlus Technology, inc., which occurred on March 31, 2003.

Purpose of the Credit Facility

ePlus Technology, inc. uses this credit source to finance its working capital requirements for inventories and accounts receivable. Their traditional business as sellers of computer technology assets and related network equipment and software products is financed through these arrangements known as floorplan financing, where the interest expense generally for the first thirty to forty days is not charged but is paid for by the distributor/manufacturer. These floorplan liabilities are recorded as accounts payable-trade as they are normally repaid within the thirty to forty day time frame and represent an assigned accounts payable originally generated with the supplier/manufacturer. If the thirty to forty day obligation is not paid timely, interest is then assessed at the stated contractual rates.

Principal Terms of the Credit Facility

The contracts provide for various repayment days dependent on the distributor/manufacturer, but the majority are 40 days on average. The facility can be terminated with 90 days notice by either party. The facility consists of $26,000,000 for inventory financing and $7,000,000 of accounts receivable financing. Interest is assessed at the prime rate minus one-half of one percent on the outstanding principal debt under the accounts receivable facility.

ePlus inc., the parent of ePlus Technology, inc., has guaranteed this facility up to $6,900,000.

ePlus Group, inc., with the consent of its credit facility supplier, agreed to guaranty any items it received from but not paid to ePlus Technology, inc.


                                    EXHIBIT INDEX

The following exhibits are filed as part of this report:

Exhibit
Number   Exhibit Description

5.1 Text of Business Financing Agreement dated September 8, 2000 between Deutsche Financial Services Corporation (now known as GE Commercial Distribution Finance Corporation) and ePlus Technology, inc.

5.1A Text of  Amendment  to  Business  Financing  Agreement  and  Agreement  for
     Wholesale Financing dated March 31, 2004 between GE Commercial Distribution Finance Corporation and ePlus Technology, inc.

5.2 Text of Agreement for Wholesale Financing dated September 8, 2000 between Deutsche Financial Services (now known as GE Commercial Distribution Finance Corporation) and ePlus Technology, inc.

5.3 Text of Paydown Addendum to Business Financing Agreement between Deutsche Financial Services (now known as GE Commercial Distribution Finance Corporation) and ePlus Technology, inc.

5.4 Text of Limited Guaranty dated September 8, 2000 between Deutsche Financial Services (now known as GE Commercial Distribution Finance Corporation) and ePlus inc.

5.5 Text of Limited Guaranty for ePlus Technology of PA, inc. (now merged into ePlus Technology, inc.) to Deutsche Financial Services Corporation (now known as GE Commercial Distribution Finance Corporation) by ePlus, inc., date February 12, 2001.

5.6 Text of Collateral Guaranty dated March 31, 2004 between GE Commercial Distribution Finance Corporation and ePlus Group, inc.

5.7 Text of Agreement Regarding Collateral Rights and Waiver between GE Commercial Distribution Finance Corporation and National City Bank, as Administrative Agent, dated March 24, 2004



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ePlus inc.

Dated April 1, 2004                     By: /s/Steven J. Mencarini
                                            ----------------------
                                            Steven J. Mencarini
                                            Chief Financial Officer



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